EXHIBIT 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of Opal, Inc. of our report dated January 26, 1996, which appears on page 23 of the Annual Report on Form 10-K for the year ended December 31, 1995.



/s/ Price Waterhouse LLP

PRICE WATERHOUSE LLP
San Jose, California
November 4, 1996


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